Exhibit 5.1
[LETTERHEAD OF HAWKINS, INC.]
June 6, 2011
Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549

Re:	Hawkins, Inc. 2010 Omnibus Incentive Plan Registration Statement on Form S-8
Ladies and Gentlemen:
     In my capacity as Vice President, General Counsel and Secretary of Hawkins, Inc., a Minnesota corporation (the “Company”), I am acting as counsel in connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Registration Statement”) relating to the offering of (a) 1,000,000 shares of common stock of the Company, $.05 par value per share (“Common Stock”), being registered for the first time pursuant to the Hawkins, Inc. 2010 Omnibus Incentive Plan (the “2010 Plan”), plus (b) 89,093 shares of Common Stock that were previously registered by the Company under the Hawkins, Inc. 2004 Omnibus Stock Plan (the “2004 Plan”) on Form S-8, filed with the Securities and Exchange Commission on March 2, 2005 (Registration Statement No. 333-123080) that remained available for future grants under the 2004 Plan as of July 28, 2010 that may now be issued under the 2010 Plan (collectively, the “Shares”), I have examined such corporate records and other documents, including the Registration Statement, and have reviewed such matters of law as I have deemed relevant hereto.
     Based upon such examination and review, I advise you that, in my opinion, all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares and that, when issued and sold as contemplated in the Plan, the Shares will be legally and validly issued, fully paid and nonassessable under the current laws of the State of Minnesota
     I am admitted to the practice of law in the State of Minnesota and the foregoing opinions are limited to the laws of that state and the federal laws of the United States of America.
     I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,
/s/ Richard G. Erstad
Richard G. Erstad
Vice President, General Counsel and Secretary